Exhibit 99.1

Independent Auditor’s Report

The Board of Directors

AdCare, Inc. and Subsidiaries

Worcester, Massachusetts

We have audited the accompanying consolidated financial statements of AdCare, Inc. and Subsidiaries, which comprise the consolidated balance sheets as of September 30, 2017 and 2016, and the related consolidated statements of income and retained earnings and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AdCare, Inc. and Subsidiaries as of September 30, 2017 and 2016 and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Nashville, Tennessee

May 17, 2018

Independent Auditor’s Report

The Board of Directors

AdCare, Inc. and Subsidiaries

Worcester, Massachusetts

Report on the Financial Statements

We have audited the accompanying consolidation statements of income, retained earnings and of cash flows of AdCare, Inc. and Subsidiaries for the year ended September 30, 2015 and the related notes thereto.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of AdCare, Inc. and Subsidiaries, for the year ended September 30, 2015, in conformity with accounting principles generally accepted in the United States of America.

/s/ O’Connor, Maloney & Company, P.C.

Worcester, Massachusetts

May 17, 2018

ADCARE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$10,424,164	$11,370,618
Accounts receivable, net	4,552,658	4,046,771
Inventories	160,882	162,228
Prepaid expenses and other current assets	671,570	398,339
Deferred income taxes, net	31,831	74,776
Total current assets	15,841,105	16,052,732
Property and equipment, net	9,103,472	9,695,963
Due from stockholders of parent, AdCare Holding Trust	320,154	298,075
Deferred tax assets, net	39,334	126,933
Deposits	26,215	14,395
Total assets	$25,330,280	$26,188,098

Liabilities and Stockholder's Equity
Current liabilities
Deferred revenue	$—	$3,805
Accounts payable	733,955	873,168
Accrued and other current liabilities	2,624,357	3,630,758
Due to third-party payors	902,852	978,093
Total current liabilities	4,261,164	5,485,824
Deferred income taxes, net	1,237	1,862
Due to third-party payors, net of current portion	1,100,000	4,700,000
Total liabilities	5,362,401	10,187,686

Stockholder's equity
Capital stock	28,002	28,002
Retained earnings	19,939,877	15,972,410
Total stockholder's equity	19,967,879	16,000,412
Total liabilities and stockholder's equity	$25,330,280	$26,188,098

See accompanying notes to consolidated financial statements.

ADCARE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

	Year Ended September 30,
	2017	2016	2015
Revenues
Patient service revenue	$53,558,462	$50,444,269	$49,523,272
Provision for bad debts	(1,343,355)	(1,534,035)	(1,073,420)
Net patient service revenue	52,215,107	48,910,234	48,449,852
Meaningful use revenue	(147)	332,329	727,225
Other operating revenue	615,245	501,094	1,125,477
Total net revenue	52,830,205	49,743,657	50,302,554
Operating expenses
Professional services	30,205,601	30,127,912	29,633,028
General services	5,064,178	4,943,636	4,705,378
Administrative services	6,283,082	5,741,067	6,334,196
Depreciation and amortization	946,572	1,057,921	861,570
Total operating expenses	42,499,433	41,870,536	41,534,172
Income from operations	10,330,772	7,873,121	8,768,382
Other income (expense)
Interest and dividend income	24,820	68,238	60,370
Unrealized loss on investments	—	—	(72,814)
Realized (loss) gain on investments	—	(60,990)	12,550
(Loss) gain on disposal of property, plant and equipment	—	(9,868)	9,582
Interest expense	(17,796)	(22,168)	(44,612)
Total other income (expense)	7,024	(24,788)	(34,924)
Income before income taxes	10,337,796	7,848,333	8,733,458
Income tax expense	295,078	256,839	255,701
Net income	10,042,718	7,591,494	8,477,757
Retained earnings, beginning	15,972,410	14,826,601	11,828,882
Distributions to stockholder	(6,075,251)	(6,445,685)	(5,480,038)
Retained earnings, ending	$19,939,877	$15,972,410	$14,826,601

See accompanying notes to consolidated financial statements.

ADCARE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended September 30,
	2017	2016	2015
Cash Flows from operating activities:
Net income	10,042,718	7,591,494	8,477,757
Adjustments to reconcile net income to net cash provided by operating activities:
Realized and unrealized loss on investments	—	60,990	60,264
Loss (gain) on disposal of property, plant and equipment	—	9,868	(9,582)
Depreciation and amortization	946,572	1,057,921	861,570
Provision for bad debts	1,343,355	1,534,035	1,073,420
Deferred income taxes	129,919	41,242	30,267
Changes in operating assets and liabilities
Increase in accounts receivable	(1,849,242)	(245,201)	(2,097,213)
Decrease in receivable - affiliate	—	—	211,178
Decrease (increase) in inventories	1,346	12,011	(58,892)
(Increase) decrease in prepaid expenses, deposits and other	(307,130)	62,832	162,975
(Decrease) increase in deferred revenue	(3,805)	(40,314)	44,119
(Decrease) increase in accounts payable	(139,213)	(131,646)	230,516
Decrease in accrued and other liabilities	(1,006,401)	(1,473,015)	(305,088)
(Decrease) increase in due to third-party payors	(3,675,241)	(125,765)	849,493
Net cash provided by operating activities	5,482,878	8,354,452	9,530,784

Cash flows from investing activities:
Proceeds from sale of investments	—	1,266,222	—
Proceeds from sale of property, plant and equipment	—	17,000	20,000
Cash held in escrow for capital expenditures	—	—	2,315,747
Purchase of investments	—	—	(46,477)
Capital expenditures	(354,081)	(1,126,733)	(4,485,603)
Net cash (used in) provided by investing activities	(354,081)	156,489	(2,196,333)

Cash flows from financing activities:
Proceeds from bank note payable	—	—	2,500,000
Distributions	(6,075,251)	(6,445,685)	(5,480,038)
Repayments on bank note payable	—	(2,225,000)	(275,000)
Net cash used in financing activities	(6,075,251)	(8,670,685)	(3,255,038)
Net (decrease) increase in cash and cash equivalents	(946,454)	(159,744)	4,079,413
Cash and cash equivalents, beginning of year	11,370,618	11,530,362	7,450,949
Cash and cash equivalents, end of year	$10,424,164	$11,370,618	$11,530,362

Supplemental Disclosure of Cash Flows:
Cash paid for interest	17,796	22,168	44,612
Cash paid for income taxes	155,803	215,995	224,004

See accompanying notes to consolidated financial statements.

ADCARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Nature of Operations

AdCare, Inc. and Subsidiaries (the “Company”), headquartered in Worcester, Massachusetts, provide effective treatment, intervention, prevention and education in the specialty field of behavioral services with particular emphasis on substance abuse.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of AdCare, Inc., and its wholly-owned subsidiaries: AdCare Hospital of Worcester, Inc.; AdCare Rhode Island, Inc.; Diversified Healthcare Strategies, Inc.; AdCare Criminal Justice Services, Inc. and its wholly-owned subsidiary, American Criminal Justice Solutions of Pennsylvania, Inc.; Green Hill Realty Corporation; Lincoln Catharine Realty Corporation; and Tower Hill Realty, Inc. All material intercompany balances and transactions have been eliminated in consolidation.

Revenue Recognition

Revenue is recognized as services are provided. Revenue is reported at the estimated net realizable amounts from patients, third-party payors, and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered and adjusted in future periods as final settlements are determined.

The Company follows accounting guidance that requires certain health care entities to present the provision for bad debts related to patient service revenue as a deduction from the patient service revenues in the statements of income and retained earnings rather than as an operating expense. The Company has evaluated the guidance and concluded that it recognizes significant amounts of patient service revenue (primarily co-payments and deductibles) at the time services are rendered that are not subject to an assessment as to the patient’s ability to pay. Accordingly, the Company presents the provision for bad debts net of revenue in the accompanying consolidated statements of income and retained earnings in accordance with accounting principles generally accepted in the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of management’s estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the dates of the financial statements, and certain reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. During the year ended September 30, 2017, the Company had a material change in estimate (see Note 8).

Cash and Cash Equivalents

The Company considers cash on hand and short term investments with original maturities of three months or less to be cash and cash equivalents.

ADCARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounts Receivable

Accounts receivable primarily consists of amounts due from third-party payors (governmental and non-governmental) and private pay clients and is recorded net of contractual allowances. The Company’s ability to collect outstanding receivables is critical to its results of operations and cash flows. Accounts receivable is reported net of an allowance for doubtful accounts, which is management’s best estimate of accounts receivable that could become uncollectible in the future. Accordingly, accounts receivable reported in the Company’s consolidated financial statements is recorded at the net amount expected to be received. The Company’s allowance for doubtful accounts is based on historical experience, but management also takes into consideration the age of accounts and current economic trends when evaluating the adequacy of the allowance for doubtful accounts. An account is written off only after the Company has pursued collection efforts or otherwise determines an account to be uncollectible. The Company’s allowance for doubtful accounts was established primarily for uncollectible amounts due from patients for co-payments and deductibles.

Property, Plant and Equipment

Property, plant, and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets. Useful lives range from 15-39 years for buildings and improvements, 3-7 years for equipment and 5 years for motor vehicles. Expenditures representing additions or improvements are capitalized. Maintenance and repairs are charged to expense as incurred. Upon retirement or disposition, costs and accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized in income.

Inventories

Inventories, which consist of hospital related supplies, are stated at the lower of cost, determined on the first-in, first-out (FIFO) method, or net realizable value.

Income Taxes

AdCare, Inc. has elected to be treated as a Qualified Subchapter S Subsidiary of the AdCare Holding Trust, a Massachusetts Business Trust within the meaning of Section 1361 of the Internal Revenue Code and as a result, files a consolidated S Corporation Federal income tax return and certain state income tax returns with AdCare Holding Trust. Under these provisions, AdCare, Inc. does not pay Federal corporate income taxes and certain state income taxes on its taxable income. Instead, AdCare, Inc.’s taxable income or net operating loss is reported on the AdCare Holding Trust’s Federal income tax return and certain state income tax returns and flows through to its stockholders' individual Federal and certain state income tax returns. The Company has concluded it is a pass through entity and there are no uncertain tax positions that would require recognition in the Company’s consolidated financial statements. If the Company were to incur an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties in the accompanying consolidated statements of income and retained earnings. Generally, the Company’s tax returns remain subject to examination for a period of three years.

For states that do not recognize the Company’s Qualified Subchapter S Subsidiary election, deferred income taxes result from temporary differences arising from using accelerated depreciation methods for income tax purposes and the straight-line method of depreciation for financial statement purposes, and for recognizing bad debts under the direct write-off method for income tax purposes and under the allowance method for financial statement purposes. Temporary differences also arise from accruing various expenses for financial statement purposes that are not deductible until paid for income tax purposes.

Investments

Investments are stated at fair value based on quoted prices from a national securities exchange. Realized and unrealized gains or losses are recognized in the period in which the fluctuations occur. During the year ended September 30, 2016, the Company liquidated its investments resulting in a realized loss of approximately $61,000, which is recorded in realized loss on investments in the accompanying consolidated statements of income and retained earnings. During the year ended September 30, 2015, the Company had realized and unrealized losses of approximately $60,000.

ADCARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	Recent Pronouncements

Accounting Standard Update (“ASU”) 2014-09, Revenue from Contracts with Customers, establishes a comprehensive revenue recognition standard for virtually all industries in U.S. GAAP, including those that previously followed industry-specific guidance. The revenue standard’s core principle is built on the contract between a vendor and a customer for the provision of goods and services. It attempts to depict the exchange of rights and obligations between the parties in the pattern of revenue recognition based on the consideration to which the vendor is entitled. To accomplish this objective, the standard requires five basic steps: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, (v) recognize revenue when (or as) the entity satisfies a performance obligation. Three basic transition methods are available – full retrospective, retrospective with certain practical expedients, and a cumulative effect approach. Under the cumulative effect alternative, an entity would apply the new revenue standard only to contracts that are incomplete under legacy U.S. GAAP at the date of initial application and recognize the cumulative effect of the new standard as an adjustment to the opening balance of retained earnings. That is, prior years would not be restated and additional disclosures would be required to enable users of the financial statements to understand the impact of adopting the new standard in the current year compared to prior years that are presented under legacy U.S. GAAP. Under ASU 2015-14, Deferral of the Effective Date, the revenue recognition standard is effective for nonpublic business entities for annual reporting periods beginning after December 15, 2018. The Company is currently evaluating the provisions of this standard to determine the impact on the Company’s consolidated financial statements.

ASU 2015-17, Balance Sheet Classification of Deferred Taxes, requires that all deferred tax liabilities and assets of the same tax jurisdiction or a tax filing group, as well as any related valuation allowance, be offset and presented as a single noncurrent amount in a classified balance sheet. However, an entity should not offset deferred tax liabilities and assets attributable to different tax-paying components of the entity or to different tax jurisdictions, consistent with the guidance under existing U.S. GAAP. Therefore, for many reporting entities, deferred income taxes will be presented in noncurrent assets and noncurrent liabilities. The ASU is effective for nonpublic business entities for fiscal years beginning after December 15, 2017. Early adoption is permitted as of the beginning of any interim or annual reporting period. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial statements.

ASU 2016-02, Leases, applies a right-of-use (ROU) model that requires a lessee to record, for all leases with a lease term of more than 12 months, an asset representing its right to use the underlying asset for the lease term and a liability to make lease payments. For leases with a lease term of 12 months or less, a practical expedient is available whereby a lessee may elect, by class of underlying asset, not to recognize an ROU asset or lease liability. At inception, lessees must classify all leases as either finance or operating. Balance sheet recognition of finance and operating leases is similar, but the pattern of expense recognition in the income statement, as well as the effect on the statement of cash flows, differs depending on the lease classification. The ASU is effective for nonpublic business entities for fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company is currently evaluating the provisions of this standard to determine the impact on the Company’s consolidated financial statements.

4.	Accounts Receivable, Net
	September 30,
	2017	2016
Accounts receivable consists of:
Accounts receivable, patients, net of allowance for doubtful accounts of approximately $665,000 and $760,000 and contractual allowances of approximately $4,237,000 and $3,895,000, respectively	$4,506,514	$4,005,702
Accounts receivable, other	46,144	41,069
Total Accounts Receivable, Net	$4,552,658	$4,046,771

ADCARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	Property, Plant and Equipment
	September 30,
	2017	2016
Land	$2,073,795	$2,073,795
Buildings and improvements	11,824,344	11,652,846
Equipment	3,501,032	3,403,317
Custodial assets	499,910	499,910
Motor vehicles	468,493	383,625
Total property, plant and equipment	18,367,574	18,013,493
Less: accumulated depreciation	(9,264,102)	(8,317,530)
Property, Plant and Equipment, Net	$9,103,472	$9,695,963

Custodial assets consist of assets acquired with funds provided by the Commonwealth of Massachusetts through a capital budget. The title to these assets remains with the state.

6.	Line of Credit

The Company, and certain subsidiaries as co-borrowers, had $1,500,000 of borrowings available under a demand line of credit agreement with a bank that was secured by substantially all assets of the Company. The line of credit was closed on February 26, 2018. No amounts were outstanding under the line of credit as of September 30, 2017 and 2016.

7.	Bank Note Payable

The Company entered into a $3,000,000 term loan on September 30, 2014 with a bank that was secured by the assets of Tower Hill Realty, Inc. and guaranteed by the Parent. Principal payments of $25,000 were to be made in 120 monthly installments plus interest at a rate of 1.75% above the LIBOR rate with the final balance due on or before September 30, 2021. The balance was repaid in full in March 2016.

8.	Due to Third-Party Payors

Revenue received under reimbursement agreements is subject to audit and retroactive adjustments by third-party payors. The Company also qualifies for disproportionate share hospital (“DSH”) payments for services performed to certain Medicaid patients through the Centers for Medicare & Medicaid Services (“CMS”). During 2017, several rulings were made in favor of healthcare providers regarding the treatment of DSH days.  The Company released and recognized approximately $3,600,000 in reserves for several cost report years that were closed and determined would not likely be reopened for audit.

As of September 30, 2017 and 2016, amounts reflected in due to third party payors are as follows:

	September 30,
	2017	2016
Due to third party payors, current portion	$902,852	$978,093
Due to third party payors, net of current portion	1,100,000	4,700,000
Total Due to Third Party Payors	$2,002,852	$5,678,093
9.	Retirement Plan

AdCare, Inc. maintains a defined contribution retirement (profit sharing) plan covering substantially all employees of the Company and its subsidiaries. Contributions, which are discretionary and determined by the Board of Directors, totaled $150,000 during the years ended September 30, 2017 and 2016, and $160,000 in 2015.

10.	Income Taxes
	September 30,
	2017	2016	2015
State:
Current	$165,159	$215,597	$225,278
Deferred	129,919	41,242	30,423
Total	$295,078	$256,839	$255,701

ADCARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.	Operating Leases

AdCare Hospital of Worcester, Inc., AdCare, Inc., AdCare Rhode Island, Inc., and AdCare Criminal Justice Services, Inc. as lessees, lease various equipment and facilities under non-cancelable operating leases that expire at various intervals through November 2022.

The following is a schedule of minimum future lease payments required under these leases, which have initial or remaining terms in excess of one year, for each of the next five years and in the aggregate, as of September 30, 2017:

Year Ending September 30,	Amount
2018	$605,000
2019	375,000
2020	305,000
2021	95,000
2022	65,000
Total Future Minimum Lease Payments	$1,445,000

Rent expense under leasing arrangements with unrelated parties having remaining terms in excess of one year was approximately $682,000, $669,000 and $878,000 for the years ended September 30, 2017, 2016, and 2015, respectively.

AdCare Rhode Island, Inc. subleased facilities to a tenant under a month to month lease agreement. The lease called for minimum monthly lease payments of $17,000 and service fees of $3,500. Rental and service fee income was approximately $246,000 for the years ended September 30, 2017, 2016 and 2015, which is presented in other operating revenue in the accompanying consolidated statements of income and retained earnings. The lease was terminated on October 31, 2017.

12.	Contingencies

Due to the nature of its operations, the Company may be exposed to various professional liability claims for which it carries insurance. At September 30, 2017, the Company is a defendant in unrelated claims by former employees and an applicant regarding employment practices. While it is not feasible to predict or determine the outcome of these matters, it is the opinion of management that the outcome will have no material adverse effect on the Company's financial position.

The American Recovery and Reinvestment Act of 2009 established incentive payments under Medicare and Medicaid programs for certain professionals and hospitals that implemented "meaningful use" of certified electronic health record technology. In accordance with the American Institute of Certified Public Accountants Healthcare Expert Panel, incentive payment income should be reported in the year in which the last contingency is resolved. The Company is eligible for the incentive payments under this program. The Company filed its final attestations related to stage two of this program on March 7, 2016. During the years ended September 30, 2016 and 2015, the Company received approximately $332,000 and $727,000, respectively, of Meaningful Use reimbursement. The Company did not receive any Meaningful Use reimbursement during the year ended September 30, 2017; however, the Company repaid $147 of overpayments of meaningful use revenue during the year ended September 30, 2017.

13.	Related Party Transactions

The Company paid amounts amounting to approximately $506,000, $765,000 and $696,000 to a company owned by a Director for professional services rendered during the years ended September 30, 2017, 2016 and 2015, respectively. The Company received rental income amounting to approximately $8,400, $12,000 and $12,500 during the years ended September 30, 2017, 2016 and 2015, respectively, from a company owned by the Director. The arrangements were terminated on June 1, 2017.  The Director is not an owner of the Company.

The Company had a receivable from a related party of approximately $389,000 as of September 30, 2015.

ADCARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company makes premium payments for a $2.0 million life insurance policy on behalf of certain stockholders of the Parent. Premium payments were approximately $22,000 for the years ended September 30, 2017 and 2016. The Company is not a beneficiary of the policy as proceeds will be paid directly to the trustees of the policy.  Upon death, proceeds received by the trustees will first be used to repay the Company for the premiums paid on the stockholders’ behalf which amount to approximately $320,000 and $298,000 as of September 30, 2017 and 2016, respectively.

14.	Concentrations

The Company maintains financial instruments, consisting primarily of cash and cash equivalents and accounts receivable, which potentially expose the Company to concentrations of credit risk. Cash and cash equivalents are held at local banks and the Company historically has not experienced any losses on its cash and cash equivalents. In the ordinary course of business, the Company has, at various times, had cash deposits with a bank which are in excess of federally insured limits of $250,000 for interest and non-interest bearing accounts.

The Company's accounts receivable are due from Medicare, Medicaid, commercial insurers, state government agencies and other payors. For the years ended September 30, 2017 and September 30, 2016, approximately 58% and 56% of the Company’s revenue was earned from two payors, respectively, that individually account for more than 10% of annual revenue. These two customers made up approximately 55% and 50% of accounts receivable as of September 30, 2017 and 2016, respectively.

15.	Sale of AdCare, Inc. and Subsidiaries

On March 1, 2018, the Company was acquired by a wholly-owned subsidiary of AAC Holdings, Inc. for approximately $83.9 million.

16.	Subsequent Events

AdCare, Inc. and Subsidiaries has evaluated all material subsequent events from September 30, 2017 through May 17, 2018, the date the consolidated financial statements were available to be issued, and determined that there were no additional items requiring disclosure in these consolidated financial statements.